EXHIBIT 99.3

                                  Exhibit 10(c)

                         Consent of Price Waterhouse LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by references into this Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to the registration statement on Form N-4 of the Prospectus and Statement of Additional Information dated May 1, 1996, as filed with Post-Effective Amendment No. 12 to the registration statement on Form N-4 of the WRL Series Annuity Account which includes our report dated January 31, 1996, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Annuity Account--WRL Freedom Variable Annuity and WRL Freedom Attainer Contracts, which appears in such Statement of Additional Information. We further consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

PRICE WATERHOUSE LLP

Kansas City, Missouri
December 23, 1996